NOTICE OF STOCK OPTION GRANT

UNLESS OTHERWISE DEFINED HEREIN, THE TERMS DEFINED IN THE OCTAGON 88 RESOURCES, INC. 2013 STOCK OPTION AND STOCK AWARD PLAN SHALL HAVE THE SAME DEFINED MEANINGS IN THE ATTACHED STOCK OPTION AGREEMENT, OF WHICH THIS NOTICE OF STOCK OPTION GRANT IS A PART.

I.  NOTICE OF STOCK OPTION GRANT:

, you have been granted an option to purchase Common Stock (the “Common Stock”) of Octagon 88 Resources, Inc.  subject to the terms and conditions of the  Octagon 88 Resources,  Inc. 2013 Stock Option and Stock Award Plan and the attached Stock Option Agreement as follows:

Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:	Incentive Stock Option: ☐
Non-Statutory Option: ☐
Term/Expiration Date:

VESTING SCHEDULE: This Option may be exercised, in whole or in part, in accordance with the following schedule:

 STOCK OPTION AGREEMENT

RECITALS

A.  The Board of Directors of  Octagon 88 Resources, Inc. (the “Company”), have adopted the 2013 Stock Option and Stock Award Plan (the “Plan”) for the purpose of retaining the services of selected Directors, Officers, Employees and Consultants and other independent advisors who provide services to the Company (or any Subsidiary).

B. Optionee has rendered valuable services to the Company (or a Subsidiary), and this Stock Option Agreement (this “Agreement”)  is executed pursuant to, and is intended to carry out the purposes of  the Plan in connection with the Company's grant of an option to a Director of the Company (the “Optionee”).

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.     GRANT OF OPTION. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.     OPTION TERM. This option shall have a maximum  term of six (6) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date as defined in the Notice of Grant, unless sooner terminated in accordance with Paragraph 5 or 6.

3.     LIMITED TRANSFERABILITY.

(a) This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding such option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to paragraph 5, be exercised following Optionee's death.

(b) If this option is designated a Non-Statutory Option in the grant Notice, then this option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

        4.     DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date as specified in the Grant Notice or earlier termination of the option hereunder either Paragraph 5, 6 or 7 below.

5.    CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option; provided, however, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee's death until the EARLIER of (i) the expiration of the twelve (12) month period measured from the date of Optionee's death or (ii) the Expiration Date;

(b) Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee shall have a period of twenty-four (24) months (commencing with the date of such cessation of Service) during which to exercise this option;  provided, however, in no event shall this option be exercisable at any time after the Expiration Date;

(c) Should Optionee’s Service be terminated either by the Optionee or by the Company other than Misconduct then this option shall automatically expire upon the EARLIER of (i) sixty (60) days from the date of such termination unless exercised prior to the end of such sixty (60) day period or (ii) the Expiration Date; and

(d) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding on the date of termination.

6.     SPECIAL ACCELERATION OF OPTION.

(a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. No such acceleration of this option shall occur, however, if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor company (or parent thereof), or (ii) this option is to be replaced with a cash incentive program of the successor company which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same option exercise/vesting schedule set forth in the Grant Notice.

(b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor company (or parent thereof) in connection with the Corporate Transaction.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, PROVIDED the aggregate Exercise Price shall remain the same.

(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.   INVOLUNTARY TERMINATION FOLLOWING CORPORATE TRANSACTION/CHANGE IN CONTROL.

(a)     To the extent the Option is, in connection with a Corporate Transaction, to be assumed in accordance with Paragraph 6 of the Option Agreement, the Option shall not accelerate upon the occurrence of that Corporate Transaction, and the Option shall accordingly continue, over Optionee's period of Service after the Corporate Transaction, to become exercisable for the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, immediately upon an Involuntary Termination of Optionee's Service within eighteen (18) months following such Corporate Transaction, the assumed Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

(b)     The Option shall not accelerate upon the occurrence of a Change in Control, and the Option shall, over Optionee's period of Service following such Change in Control, continue to become exercisable for the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, immediately upon an Involuntary Termination of Optionee's Service within eighteen (18) months following the Change in Control, the Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

(c)     The Option as accelerated pursuant to this Section 7 shall remain so exercisable until the EARLIER of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of the Optionee's Involuntary Termination.

(d)  The provisions of this Paragraph 7 shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Optionee's Service within eighteen (18) months after the Corporate Transaction or Change in Control and shall supersede any provisions to the contrary in Paragraph 5 of the Option Agreement.

8.     ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9.     STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

              10.     MANNER OF EXERCISING OPTION.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised; and

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Company;
(B) a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14; or

(C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date.

                11.     COMPLIANCE WITH LAWS AND REGULATIONS.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

 (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

12.     SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3, 6 and 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee's estate and any beneficiaries of this option designated by Optionee.

13.     NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below.  All notices shall be deemed effective upon personal delivery or upon deposit either in the U.S. or Canadian mail, postage prepaid and properly addressed to the party to be notified.

14.      FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee (other than an officer or director of the Company) to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Company. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

15.     CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

16.     GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Province of Alberta without resort to that Province’s conflict-of-laws rules.

17.      EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

18.     ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent):

(i)  this option is exercised for one or more Option Shares:

(A) more than three (3) months after the date Optionee ceases to be a Director, Officer, Employee or Consultant for any reason other than death or Permanent Disability or
(B) more than twelve (12) months after the date Optionee ceases to be an Director, Officer, Employee or Consultant by reason of Permanent Disability; or
(ii) any Option Shares are disposed of within two years of the Grant Date or within one year of the Exercise Date.

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

 (c) Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option  or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

Dated:	, 2013

On Behalf of the Board of Directors

Name:
Title:

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify Octagon 88 Resources, Inc. (the "Company”) that I elect to purchase _______________ shares of the Company's Common Stock (the "Purchased Shares") at the option exercise price of $______ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Company’s 2013 Stock Option and Stock Award Plan on .   Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

Date:

Optionee Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A. AGREEMENT shall mean this Stock Option Agreement.

B. BOARD shall mean the Company's Board of Directors.

C. CHANGE IN CONTROL shall be deemed to occur in the event of a change in ownership or control of the Company effected through either of the following transactions:

(A) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

(B) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.is is

D.  COMMON STOCK shall mean shares of the Company's Common Stock.

E.  CODE shall mean the Internal Revenue Code of 1986, as amended.

F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

G. COMPANY shall mean Octagon 88 Resources, Inc., a Nevada Company, and any successor company to all or substantially all of the assets or voting stock of Octagon 88 Resources, Inc. which shall by appropriate action adopt the Plan.

H.  CONSULTANT shall mean an individual who is retained by the Company (or any Subsidiary), subject to the control and direction of the Company (or any Subsidiary) as to the work to be performed and the manner and method of performance.

I. EMPLOYEE shall mean an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        J. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

K. EXERCISE PRICE shall mean the exercise price per Option Share as specified in the Grant Notice.

L. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions: (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or as reported on an automated quotation system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

O. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

Q. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service by reason of:

(A) Optionee's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

(B) Optionee's voluntary resignation following (a) a change in Optionee's position with the Company (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (b) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (c) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Optionee's consent.

R.  MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

T. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

U. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

V. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

W. PARENT shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other Companies in such chain.

X. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

Y. PLAN shall mean the Company's 2013 Stock Option and Stock Award Plan.

Z. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan or such other person as designated by the Board as administrator.

AA. SERVICE shall mean the Optionee's performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors, a non-employee officer or a consultant or independent advisor.

BB. SUBSIDIARY shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company (other than the last company) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.